SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                           F O R M 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                         Date of Report
                        February 21, 1997


                  Commission file number 1-9913


                             Kinetic Concepts, Inc.
            ----------------------------------------------------
           (Exact name of registrant as specified in its charter)


              Texas                               74-1891727
    --------------------------       -----------------------------------
    (State  of  Incorporation)       (I.R.S. Employer Identification No.)



        8023 Vantage Drive
    San Antonio, Texas 78230                       (210) 524-9000
    -------------------------        -----------------------------------
   (Address of principal executive        (Registrant's phone number)
    offices and zip code)



Item 4.  Changes in Registrant's Certifying Accountant.

      On February 18, 1997, the Board of Directors of Kinetic Concepts, Inc. (the "Company"), upon the recommendation of the Audit Committee, voted to engage the accounting firm of Ernst & Young LLP as the Company's certifying accountant for the year ending December 31, 1997. The Company's previous certifying accountant, KPMG Peat Marwick LLP, was notified on February 21, 1997 that it is being dismissed effective upon the completion and filing of the Company's 1996 Annual Report on Form 10-K. On February 24, 1997, the Company notified Ernst & Young LLP that it would be engaged as the Company's certifying accountant for the current fiscal year.

      The reports of KPMG Peat Marwick LLP on the Company's financial statements for the two fiscal years ended December 31, 1994 and 1995 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report on the Company's 1996 financial statements has not yet been delivered by KPMG Peat Marwick LLP.

      In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1994 and 1995, and in the subsequent interim period through February 21, 1997, there were no disagreements with KPMG Peat Marwick LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of KPMG Peat Marwick LLP would have caused the firm to make reference to the matter in their report.

      The change in certifying accountant came as the conclusion to a Request for Proposal issued by the Company in 1996. The newly engaged firm, Ernst & Young LLP, has been providing property and income tax planning services to the Company since 1995.

     The Company has requested KPMG Peat Marwick LLP to furnish a letter addressed to the Commission stating whether it agrees with
the  above  statements.   A copy of the  letter  is  attached  as
Exhibit 16 to this report.


Item 7.  Financial Statements and Exhibits.

       (c)     Exhibits

               16 . Letter from KPMG Peat Marwick LLP to Securities and Exchange Commission regarding agreement with statements made by Registrant under Item 4 of its Form 8-K dated February 25, 1997.





                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               KINETIC CONCEPTS, INC.
                                  (REGISTRANT)



                              By:/s/ BIANCA A. RHODES
                              ----------------------------
                              Bianca A. Rhodes, Sr. Vice-President
                              and Chief  Financial Officer


Date:  February 25, 1997